                          AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (in thousands except per share amount)         Exhibit 11.1

                                                           Reorganized               Predecessor
                                                             Company                   Company
                                                  ----------------------------       ------------
                                                  Three Months    Period From        Period From
                                                     Ended        August 26 to        July 1 to
                                                  September 30    September 30        August 25
                                                      1995            1994               1994
                                                  ------------    ------------       ------------
Primary Earnings Per Share
Computation for Statements of Operation:
  Income (loss) before extraordinary items ....   $     22,699     $     1,218       $   (238,579)
  Preferred dividends .........................             --              --                 --
  Adjustment for interest on debt reduction,
    net of taxes ..............................            473              --                534
                                                  ------------     -----------       ------------
  Income (loss) before extraordinary items ....         23,172           1,218           (238,045)
  Extraordinary items, net of taxes ...........           (984)             --            257,660
                                                  ------------     -----------       ------------
  Net income applicable to common stock .......   $     22,188     $     1,218       $     19,615
                                                  ============     ===========       ============
Weighted average number of common shares
  outstanding .................................     45,166,810      45,125,000         25,715,499
Assumed exercise of stock options and
  warrants (a)  ...............................      3,561,583              --          2,526,278
                                                  ------------     -----------       ------------
Weighted average number of common shares
  outstanding .................................     48,728,393      45,125,000         28,241,777
                                                  ============     ===========       ============
Primary earnings per common share:
  Income (loss) before extraordinary items ....   $        .48     $      0.03       $      (8.43)
  Extraordinary items, net of taxes ...........           (.02)             --               9.12
                                                  ------------     -----------       ------------
  Net income ..................................   $        .46     $      0.03       $       0.69
                                                  ============     ===========       ============
Fully Diluted Earnings Per Share
Computation for Statements of Operations:
  Income (loss) before extraordinary items ....   $     22,699     $     1,218      $   (238,579)
  Add - Interest on 7.75% subordinated
    debenture, net of taxes ...................             --              --                --
  Add - Interest on 7.5% subordinated
    debenture, net of taxes ...................             --              --                --
  Add - Interest on 11.5% subordinated
    debenture, net of taxes ...................             --              --                --
  Add - Interest on debt reduction,
    net of taxes ..............................            220              21               532
                                                  ------------     -----------      ------------
    Income (loss) before extraordinary
      items ...................................         22,919           1,239          (238,047)
  Extraordinary items, net of taxes ...........           (984)             --           257,660
                                                  ------------     -----------      ------------
  Net income applicable to common stock .......   $     21,935     $     1,239      $     19,613
                                                  ============     ===========      ============

                          AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (in thousands except per share amount)         Exhibit 11.1

                                                         Reorganized             Predecessor
                                                           Company                 Company
                                                ----------------------------     ------------
                                                Three Months    Period From      Period From
                                                   Ended        August 26 to       July 1 to
                                                September 30    September 30       August 25
                                                    1995            1994             1994
                                                ------------    ------------     ------------
Fully Diluted Earnings Per Share
Additional adjustment to weighted
  average number of shares outstanding
  Weighted average number of shares
    outstanding as adjusted per
    primary computation above ................    48,728,393     45,125,000       28,241,777
  Additional dilutive effect of outstanding
    options and warrants .....................            --      1,359,615               --
  Additional dilutive effect of assumed
   conversion of preferred stock:
      Series A 9.75%  ........................            --             --               --
      Series B 10.5%  ........................            --             --               --
      Series C 9.75%  ........................            --             --           73,099
  Additional dilutive effect of assumed
    conversion of 7.75% subordinated
    debenture ................................            --             --        2,257,558
  Additional dilutive effect of assumed
    conversion of 7.5% subordinated
    debenture ................................            --             --        2,264,932
  Additional dilutive effect of assumed
    conversion of 11.5% subordinated
    debenture ................................            --             --        7,306,865
                                                 -----------     ----------      -----------
  Weighted average number of common shares
    outstanding as adjusted ..................    48,728,393     46,484,615       40,144,231
                                                 ===========     ==========      ===========
Fully diluted earnings per common share:
  Income (loss) before extraordinary items ...   $       .47     $     0.03      $     (5.93)
  Extraordinary items, net of taxes ..........          (.02)          --               6.42
                                                 -----------     ----------      -----------
  Net income .................................   $       .45     $     0.03      $      0.49
                                                 ===========     ==========      ===========

(a) The stock options and warrants are included only in the periods in which they are dilutive.

Historical per share data for the Predecessor Company is not meaningful since the Company has been recapitalized and has adopted fresh start reporting as of August 25, 1994.

                          AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (in thousands except per share amount)         Exhibit 11.1

                                                             Reorganized             Predecessor
                                                               Company                 Company
                                                    ----------------------------     ------------
                                                     Nine Months    Period From      Period From
                                                       Ended        August 26 to     January 1 to
                                                    September 30    September 30      August 25
                                                        1995            1994            1994
                                                    ------------    ------------     ------------
Primary Earnings Per Share
  Computation for Statements of Operation:
  Income (loss) before extraordinary items ......   $     48,782     $     1,218     $   (203,268)
    Preferred dividends .........................             --              --               --
    Adjustment for interest on debt reduction,
      net of taxes ..............................            473              --            2,584
                                                    ------------     -----------     ------------
    Income (loss) before extraordinary items ....         49,255           1,218         (200,684)
    Extraordinary items, net of taxes ...........           (984)             --          257,660
                                                    ------------     -----------     ------------
    Net income applicable to common stock .......   $     48,271     $     1,218     $     59,976
                                                    ============     ===========     ============
  Weighted average number of common shares
    outstanding .................................     45,166,481      45,125,000       25,470,671
      Assumed exercise of stock options and
      warrants (a)  .............................      1,187,194              --        3,079,258
                                                    ------------     -----------     ------------
    Weighted average number of common
      shares outstanding as adjusted ............     46,353,675      45,125,000       28,549,929
                                                    ============     ===========     ============
  Primary earnings per common share:
    Income (loss) before extraordinary items ....   $       1.06     $      0.03     $      (7.03)
    Extraordinary items, net of taxes ...........           (.02)                            9.02
                                                    ------------     -----------     ------------
    Net income ..................................   $       1.04     $      0.03     $       1.99
                                                    ============     ===========     ============
Fully Diluted Earnings Per Share
Computation for Statements of Operations:
  Income (loss) before extraordinary items ......   $     48,782     $     1,218     $   (203,268)
  Add - Interest on 7.75% subordinated
    debenture, net of taxes .....................             --              --               --
  Add - Interest on 7.5% subordinated
    debenture, net of taxes .....................             --              --               --
  Add - Interest on 11.5% subordinated
    debenture, net of taxes .....................             --              --               --
  Add interest on debt reduction,
    net of taxes ................................          1,896              21            2,520
                                                    ------------     -----------     ------------
  Income (loss) before extraordinary
    items .......................................         50,678           1,239         (200,748)
  Extraordinary items, net of taxes .............           (984)             --          257,660
                                                    ------------     -----------     ------------
  Net income applicable to common stock .........   $     49,694     $     1,239     $     56,912
                                                    ============     ===========     ============

                          AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                (in thousands of dollars except per share amount)   Exhibit 11.1

                                                           Reorganized                Predecessor
                                                             Company                    Company
                                                  ----------------------------        ------------
                                                   Nine Months    Period From         Period From
                                                     Ended        August 26 to        January 1 to
                                                  September 30    September 30         August 25
                                                      1995            1994                1994
                                                  ------------    ------------        ------------
Fully Diluted Earnings Per Share
Additional adjustment to weighted
  average number of shares
  outstanding
  Weighted average number of shares
    outstanding as adjusted per
    primary computation above ..................    46,353,675      45,125,000          28,549,929
  Additional dilutive effect of outstanding
    options and warrants .......................     1,901,967       1,359,615                  --
  Additional dilutive effect of assumed
    conversion of preferred stock:
      Series A 9.75% ...........................            --              --                  --
      Series B 10.5% ...........................            --              --                  --
      Series C 9.75% ...........................            --              --              73,099
  Additional dilutive effect of assumed
    conversion of 7.75% subordinated
    debenture ..................................            --              --           2,257,558
  Additional dilutive effect of assumed
    conversion of 7.5% subordinated
    debenture ..................................            --              --           2,264,932
  Additional dilutive effect of assumed
    conversion of 11.5% subordinated
    debenture ..................................            --              --           7,306,865
                                                   -----------     -----------         -----------
  Weighted average number of common shares
    outstanding as adjusted ....................    48,255,642      46,484,615          40,452,383
                                                   ===========     ===========         ===========
Fully diluted earnings per common share:
  Income (loss) before extraordinary items         $      1.05     $      0.03         $     (4.96)
  Extraordinary items, net of taxes ............          (.02)             --                6.37
                                                   -----------     -----------         -----------
  Net income ...................................   $      1.03     $      0.03        $      1.41
                                                   ===========     ===========        ===========

(a) The stock options and warrants are included only in the periods in which they are dilutive.

Historical per share data for the Predecessor Company is not meaningful since the Company has been recapitalized and has adopted fresh start reporting as of August 25, 1994.